Cyan Reports First Quarter 2014 Financial Results

PETALUMA, Calif., May 6, 2014, Cyan (NYSE: CYNI), a leading provider of software-defined networking (SDN) and packet-optical solutions for network operators, today announced financial results for its first quarter ended March 31, 2014.

Revenue for the first quarter of 2014 was $19.0 million compared with $26.3 million in the first quarter of 2013 and $20.9 million for the fourth quarter of 2013. GAAP net loss for the first quarter was $17.8 million, or $0.38 per share, compared with a net loss of $9.4 million, or $3.61 per share, in the same period last year, and a net loss of $13.7 million, or $0.29 per share, in the fourth quarter of 2013.

On a non-GAAP basis, Cyan's net loss for the first quarter was $15.3 million, or $0.33 per share. This compares to a non-GAAP net loss of $6.3 million, or $2.43 per share, in the same period last year and to a non-GAAP net loss of $11.5 million, or $0.25 per share, in the fourth quarter of 2013. Both GAAP and non-GAAP net loss per share figures for the first quarter are based on 46.6 million basic weighted average shares outstanding. Please refer to the attached financial statements for additional non-GAAP information and a reconciliation of GAAP to non-GAAP results as well as information regarding weighted average shares outstanding in each period.

“In 2014 we are seeing industry momentum accelerate as servicer providers are announcing initiatives to transform their networks with SDN and NFV technologies.” said Mark Floyd, Cyan’s chairman and chief executive officer. “We believe Cyan is well positioned in the market and has a unique, first mover advantage in helping customers to orchestrate both network and virtualized resources across multi-domain, multi-vendor networks."

First Quarter Highlights

•	Cyan’s Blue Planet SDN Platform won NetEvents Cloud Innovation 2014 award for the best “NFV Solution for Carriers”

•
At Mobile World Congress, Cyan and a group of industry partners demonstrated multi-vendor NFV orchestration. This official ETSI proof of concept demo was sponsored by Telefonica and Sprint and showed how Cyan’s Blue Planet SDN Platform could quickly turn-up a virtual evolved packet core

•	Cyan introduced major enhancements to both the Cyan Z-Series Packet-Optical hardware and Blue Planet SDN Platform, including:

◦	Enhancements to Z-Series focused on 100G scale and packet functionality

◦
New Blue Planet SDN Platform features including A-to-Z provisioning of Metro Ethernet Forum (MEF) services in multi-vendor networks, a “cut-in” and “cut-out” feature, and new element adapters for provisioning Accedian and RAD devices

◦	An open MEF Carrier Ethernet (CE) 2.0 application programming interface (API) for improved network programmability

•	Cyan appointed Jeff Ross as chief financial officer, and brings 25 years of strong financial leadership to Cyan

Conference Call

Cyan will host a conference call for analysts and investors to discuss its first quarter 2014 results as well as guidance for its second quarter of 2014 today at 2:00 p.m. Pacific time/5:00 p.m. Eastern time. To access the live call, please dial 1-877-941-1427 (US or Canada) or 1-480-629-9664 (international) and use the password: Cyan. A telephonic replay of the call will be available from approximately two hours after the call until 11:59 pm on May 20, 2014, and can be accessed by dialing 1-800-406-7325 or 1-303-590-3030 and entering passcode 4676922#. A live audio webcast of the conference call also will be available from the Investors section of the company's website, www.cyaninc.com. Following the webcast, an archived version will be available on the website for 90 days.

Use of Non-GAAP Financial Information

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share. We use this information in managing our business and believe the non-GAAP data are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, "GAAP to Non-GAAP Reconciliation." Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. As noted in the accompanying reconciliation, non-GAAP results exclude the effects of stock-based compensation. We use stock-based compensation to attract and retain employees and executives with the goals of aligning their interests with those of our stockholders and long-term employee retention. We exclude stock-based compensation expense from our non-GAAP metrics because it varies for reasons that are generally unrelated to operational decisions and performance in any particular period. In addition, non-GAAP results exclude the effects of preferred stock warrants that were converted in connection with our initial public offering. Upon completion of our initial public offering, our preferred stock warrants were converted to common stock, and we no longer incur expenses associated with the warrants. We have excluded these expenses from our non-GAAP metrics given that they fluctuated based on our valuation as a private company prior to going public and were discontinued upon completion of our IPO.

Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to statements relating to industry momentum for SDN and NFV solutions and Cyan’s positioning to take advantage of the industry momentum. Forward-looking statements made are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon management's current expectations and involve a number of risks and uncertainties. Actual results and timing of events could differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: fluctuations in demand for our products and services, particularly as it relates to large sales to existing and new customers; fluctuations in the price for our products and services; the adoption rate of our products, particularly our Blue Planet solution; our ability to compete in our industry; future growth in our international sales and our international expansion; and other risks and uncertainties related to our business. Further information on these risks and other factors that could affect our financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time, including our Form 10-Q that will be filed for the quarter ended March 31, 2014 and our Form 10-K that we filed for the year ended December 31, 2013. These documents are available on the SEC Filings section of the Investor section of our website at investor.cyaninc.com. All forward-looking statements in this press release are based on information available to us as of the date hereof. We undertake no obligation to revise or update these forward-looking statements in light of new information or future events, other than as required by law. Results reported herein should not be considered as an indication of future performance.

About Cyan
Cyan enables network transformation. The company's software-defined network (SDN) solutions deliver orchestration, agility, and scale to networks that, until now, have been static and hardware driven. Serving carriers, enterprises, governments, and data center operators globally, Cyan's open platforms provide multi-vendor control and visibility to network operators, making service delivery more efficient and profitable. Cyan solutions include Blue Planet SDN software, Z-Series packet-optical transport platforms, and Cyan Pro professional services. For more information, please visit www.cyaninc.com or follow Cyan on Twitter at http://twitter.com/CyanNews.

Source: Cyan, Inc.

Investor Relations Contact
The Blueshirt Group
Maria Riley
+ 1 707.283.2850
ir@cyaninc.com

Cyan, Inc.
GAAP Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Revenue	$19,038	$26,319
Cost of revenue	11,615	15,402
Gross profit	7,423	10,917
Operating expenses:
Research and development	9,472	7,239
Sales and marketing	11,029	8,017
General and administrative	4,563	2,863
Total operating expenses	25,064	18,119
Loss from operations	(17,641)	(7,202)
Interest expense	(47)	(126)
Other income (expense), net	(62)	(2,001)
Total other expense, net	(109)	(2,127)
Loss before provision for income taxes	(17,750)	(9,329)
Provision for income taxes	50	21
Net loss	$(17,800)	$(9,350)
Basic and diluted net loss per share	$(0.38)	$(3.61)
Weighted-average number of shares used in computing basic and diluted net loss per share	46,636	2,593

Cyan, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$16,446	$32,509
Marketable securities	30,387	31,639
Accounts receivable	14,265	14,558
Short-term lease receivable	—	201
Inventories	19,209	20,746
Deferred costs	5,607	8,286
Prepaid expenses and other	1,296	1,378
Total current assets	87,210	109,317
Long-term lease receivable	—	403
Property and equipment, net	11,724	11,155
Other assets	643	645
Total assets	$99,577	$121,520
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$5,929	$8,474
Accrued liabilities	4,024	3,786
Accrued compensation	4,201	4,895
Revolving loan	—	—
Term loan, current portion	1,619	1,604
Deferred revenue	14,735	17,516
Deferred rent	118	115
Other liabilities	—	734
Total current liabilities	30,626	37,124
Term loan, non-current portion	2,985	3,396
Deferred revenue	1,569	1,577
Deferred rent	456	486
Total liabilities	35,636	42,583
Stockholders’ equity (deficit):
Common stock	5	5
Additional paid in-capital	208,968	206,300
Accumulated other comprehensive loss	50	(86)
Accumulated deficit	(145,082)	(127,282)
Total stockholders’ equity	63,941	78,937
Total liabilities and stockholders’ equity	$99,577	$121,520

Cyan, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Operating activities
Net loss	$(17,800)	$(9,350)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	889	575
Stock-based compensation	2,515	1,062
Change in fair value for warrants	—	1,998
Changes in operating assets and liabilities:
Accounts receivable	293	1,952
Lease receivable	604	—
Inventories	1,395	1,311
Deferred costs	2,679	(207)
Prepaid expenses and other assets	83	51
Accounts payable	(1,577)	(680)
Accrued liabilities	(448)	(22)
Accrued compensation	(694)	(420)
Deferred revenue	(2,789)	95
Deferred rent	(27)	(15)
Net cash used in operating activities	(14,877)	(3,650)
Investing activities
Purchases of property and equipment	(2,284)	(962)
Purchase of available for sale securities	(11,498)	—
Maturity of available for sale securities	1,000	—
Sale of available for sale securities	11,750	—
Net cash used in investing activities	(1,032)	(962)
Financing activities
Payments in preparation for initial public offering	—	(1,652)
Proceeds from stock-based compensation programs	236	63
Taxes paid related to net-share settlements of restricted stock units	(92)	—
Repayments of borrowings under term loan	(396)	—
Payments on capital leases	(39)	—
Net cash used in financing activities	(291)	(1,589)
Effect of exchange rate changes on cash and cash equivalents	137	(13)
Net decrease in cash and cash equivalents	(16,063)	(6,214)
Cash and cash equivalents at beginning of period	32,509	20,221
Cash and cash equivalents at end of period	$16,446	$14,007

Cyan, Inc.
GAAP to Non-GAAP Reconciliation
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Reconciliation of Gross Profit:
US GAAP as reported	$7,423	$8,451	$10,917
Adjustments:
Stock-Based Compensation	60	40	29
Non-GAAP Gross Profit	$7,483	$8,491	$10,946

Reconciliation of Gross margin:
US GAAP as reported	39.0%	40.5%	41.5%
Adjustments:
Stock-Based Compensation	0.3%	0.2%	0.1%
Non-GAAP Gross margin	39.3%	40.7%	41.6%

Reconciliation of Research and Development expenses:
US GAAP as reported	$9,472	$7,993	$7,239
Adjustments:
Stock-Based Compensation	915	664	401
Non-GAAP Research and Development expense	$8,557	$7,329	$6,838

Reconciliation of Sales and Marketing expenses:
US GAAP as reported	$11,029	$10,807	$8,017
Adjustments:
Stock-Based Compensation	798	721	313
Non-GAAP Sales and Marketing expense	$10,231	$10,086	$7,704

Reconciliation of General and Administrative expenses:
US GAAP as reported	$4,563	$3,169	$2,863
Adjustments:
Stock-Based Compensation	742	726	319
Non-GAAP General and Administrative expense	$3,821	$2,443	$2,544

Reconciliation of Operating expenses:
US GAAP as reported	$25,064	$21,969	$18,119
Adjustments:
Stock-Based Compensation	2,455	2,111	1,033
Non-GAAP Operating expenses	$22,609	$19,858	$17,086

Reconciliation of Net Loss:
US GAAP as reported	($17,800)	($13,685)	($9,350)
Adjustments:
Stock-Based Compensation	2,515	2,151	1,062
Preferred Stock Warrant Expense	-	-	1,998
Non-GAAP Net Loss	($15,285)	($11,534)	($6,290)

Reconciliation of Net Loss per share, basic and diluted:
US GAAP as reported	($0.38)	($0.29)	($3.61)
Adjustments:
Stock-Based Compensation	0.05	0.04	0.41
Preferred Stock Warrant Expense	-	-	0.77
Non-GAAP Net Loss per share, basic and diluted	($0.33)	($0.25)	($2.43)